EX 10.0  Definitive Agreement between Environmental Protection International.
         "EPI", and Phon-Net.com Inc.

                                    AGREEMENT
                                    ---------

This Agreement ("AGREEMENT"), is between Environmental Protection International
("EPI") a New York Corporation, referred to as "EPI", and Phon net.com Inc. a
Florida corporation, referred to as "PHNT"

                              W I T N E S S E T H:

A.       WHEREAS, PHNT is a corporation organized under the laws of Florida
B.       WHEREAS, EPI is willing to sell, and PHNT desires to exchange shares of capital stock in PHNT and pay cash.
C.       WHEREAS, EPI by consent of majority of its shareholders and creditors agrees and the majority of shareholders of PHNT agree to a share exchange on the following terms,
D.       WHEREAS, PHNT and EPI will benefit from the transactions contemplated hereby and desire to implement the contemplated transaction.

         NOW, THEREFORE, it is agreed among the parties as follows:

                                   DEFINITIONS

 "Effective Date"          The effective date of this agreement shall be the
                           15th day of March 2002.

 "SEC "                    The United States Securities and Exchange Commission

 "Shares"                  The shares mean the common shares of the PHNT.

 "Class B Shares"          The Super voting right shares as described in the
                           regulatory filings.

 "Preferred Shares"        The authorized class of Preferred shares authorized by PHNT

 "Corporate Attorney "     means Jeff Klein, a lawyer employed at the Law firm
                           of Newman, Pollock and Klein located in Boca Raton,
                           Florida USA

                                    ARTICLE I

                                The Consideration
                                -----------------

1.1  PHNT shall pay a consideration in the sum of eight hundred thousand dollars to EPI Venture Capital Firm/Creditor, paid the shareholders of EPI one million shares of common stock, and agree to invest an additional seven hundred thousand dollars to expand the business over the next twelve months.

1.2  EPI has received venture capital in the form of a debenture from a debenture holder in the sum of eight hundred thousand dollars. PHNT hereby agrees to assume the liability in the acquisition of EPI under the condition the debenture holder accepts the repayment plan stated in this section 1.2.

          PHNT shall pay the holders the sum of Eight Hundred Thousand Dollars over the next twenty-four months after the effective date of this transaction pursuant to the terms set forth. PHNT shall make four payments to the debenture  holder. The first payment of two hundred dollars ($200,000.00) shall be due in nine months after the execution of this document. PHNT is required to pay three additional payments in the amount of two hundred thousand dollars ($200,000.00) due on the dates outlined in this schedule.

          Schedule

               1.)     December 15, 2002                   $200,000.00
               2.)     June 15, 2003                       $200,000.00
               3.)     December 15, 2003                   $200,000.00
               4.)     March 15, 2004        Final Payment $200,000.00

1.3  Capital Requirements: PHNT agrees that additional capital is required to increase the revenue and profitability of EPI.  PHNT shall provide additional funding to support the expansion of EPI.

     1.  PHNT shall invest two hundred fifty thousand dollars ($250,000.00)
         within Thirty days of the execution of this agreement. EPI agrees that use of proceeds shall be used for to execute their current contracts.
     2.  PHNT shall invest an addition five hundred thousand dollars
         ($500,000.00) for the expansion and marketing of additional personnel of EPI within six months of the execution of this agreement.

1.4  PHNT shall pay one million share of common stock to the shareholders  of
     EPI. EPI acknowledge and understands that the shares are not registered under Securities Act of 1933, as amended, or any state securities law. The holder of the stock agrees not to sell the shares of common stock except pursuant to an effective registration or pursuant to an exemption from registration under such laws

                                   ARTICLE II

               Representations, Warranties, and Covenants of EPIS
               ---------------------------------------------------

The EPI makes these representations or warranties as officers and directors of
EPI

     EPI hereby represent, warrant, and covenant to PHNT as follows:

     2.1 EPI is a corporation duly organized, validly existing and in good standing under the laws of New York, and has the corporate power and authority to carry on its business as it is now being conducted. The Articles of
Incorporation of EPI and amendments, copies of which have been delivered to
PHNT, are complete and accurate, and the minute books of EPI, which will be delivered to PHNT contain a complete and accurate record of all material actions taken at, all meetings of the shareholders and Board of Directors of EPI.

     2.2 The aggregate number of shares, which EPI is authorized to issue, is an unlimited number of shares with no value of which 1,000,000 shares are issued and outstanding. Such shares are fully paid and non-assessable. EPI has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock.

     2.3 The EPI has complete and unrestricted power to enter into and, upon receipt of the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     2.4 EPI shall not enter into or consummate any transactions other than those required in the normal course of business, prior to the closing date and will pay no dividend, or increase the compensation of officers and will not enter into any other material business agreement or transaction, prior to the closing date without written approval of PHNT.

     2.5 The representations and warranties of EPI shall be true and correct as of the date hereof and as of the Closing Date.

     2.6 The EPI has made available to PHNT all of the corporate books and pertinent records of EPI for review such records and books are subject to complete confidentiality and to be returned promptly if removed from EPI premise if this agreement fails to close.

     2.7 No representation or warranty by EPI in this Agreement or any document or certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     2.8. All financial statements delivered by EPI to PHNT herein sometimes called " Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of the periods indicated. The financial statements of EPI have been prepared in accordance with
American Generally Accepted Accounting Principles and are un-audited. The
Financial statements and books and records of EPI are accurate and in good order. They are available for a review by PHNT and their SEC approved auditor.
In the event the books and records of EPI and their financial statements do not meet with the approval of the above Auditor then this agreement becomes null and void. Any employment and other agreements between the PHNT and the principles of
EPI shall also become null and void.

     2.9 Since the dates of the EPI Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of EPI. EPI does not have any material liabilities or obligations, secured or unsecured, except as shown in the financial statements.

     2.10 There are no pending legal proceedings or regulatory proceedings involving EPI, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of the officers of EPI and EPI, threatened against EPI or affecting any of their assets or properties, and EPI is not in any material breach or violation of or default under any contract or instrument to which EPI is a party.

     2.11 Intellectual Property Rights.  Attached hereto as Exhibit A is a list of all trademarks, trade names, copyrights, patents, common law proprietary claims which are owned by the Company together with copies of any official notice from any issuing governing organization.

                                   ARTICLE III

               Representations, Warranties, and Covenants of PHNT
               --------------------------------------------------

No representations or warranties are made by any director, officer, employee, or shareholder of PHNT as individuals, except as and to the extent stated in this
Agreement or in a separate written statement.

     PHNT hereby represents, warrants, and covenants to EPI as follows:

     3.1 PHNT is a corporation duly organized, validly existing, and in good standing under the laws of the Florida and has the corporate power and authority and to carry on its business as it is now being conducted.

     3.2 PHNT has complete and unrestricted  power to enter into this agreement;
and, to consummate the transactions contemplated by this Agreement.

     3.3 Neither the making of nor the compliance  with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by
PHNT will conflict with or result in a breach or violation of the Articles of
Incorporation or Bylaws of PHNT, or any SEC regulations.

     3.4 The execution of this Agreement has been duly authorized and approved by the Board of Directors of the PHNT.

     3.5 The representations and warranties of PHNT shall be true and correct as of the date hereof and as of the Closing Date.

                                   ARTICLE IV

               Obligations of the Parties Pending the Closing Date
               ---------------------------------------------------

     4.1 At all times prior to the Closing Date during regular business hours,
EPI will arrange for the PHNT to examine the books and records of EPI and the
PHNT will allow EPI to examine its books and records to the extent the same are relevant to the purchase of the Stock and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other party with information that is confidential or proprietary information. During the term of this Agreement, and for two years following the earlier of the Closing or the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly destroy, return, or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information, all copies of all documents or other written records developed or prepared by such party on the basis of such confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c)
information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party to whom the disclosure is made.

     4.2 The EPI and PHNT shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

     4.3 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                    ARTICLE V

                              Procedure for Closing
                              ---------------------

     5.1 Prior to the execution of this document the EPI shall present a proxy tally indicating the approval of the majority of shareholders of EPI. EPI must deliver all certificates of EPI to the Corporate Attorney for the execution of the share exchange.

     5.2 Prior to the closing of the transaction the each member of Board of
Directors of PHNT must issue a statement in writing indicating they have reviewed necessary documentation for their full satisfaction and approval of the share exchange.

     5.3 Prior to the execution of this agreement the debenture holder must has signed all necessary documentation required pursuant to the terms and conditions set forth in this document.

                                   ARTICLE VI

                           Conditions Precedent to the
                           ---------------------------
                          Consummation of the Purchase
                          ----------------------------

     The following are conditions precedent to the consummation of the Agreement on or before the Closing Date:

     6.1 The EPI and PHNT shall each have performed and complied with all of their respective obligations hereunder that are to be complied with or performed on or before the Closing Date and EPI and PHNT shall provide one another at the
Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the
Closing Date pursuant to the terms of this Agreement.

     6.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted by EPI and by PHNT in accordance with the applicable laws.

     6.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which if decided adversely to any party hereto or its directors or officers of EPI would materially and adversely affect the business, assets, or financial position of EPI.

     6.4 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the other party. However, either PHNT or EPI may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement will give prior written notice to the other party and opportunity to participate in such release or statement.

     6.5 All material employees of EPI will sign employment contracts with PHNT and PHNT has the right to determine which employees is material.

                                   ARTICLE VII

                           Termination and Abandonment
                           ---------------------------

     7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to the closing date:

     (a)  By mutual consent of EPI and PHNT;

     (b)  By either party, if any condition set forth in Article VII relating to the other party has not been met or has not been waived by the closing date;

     (c)  By PHNT and EPI if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby;

     (d)  By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party;

     7.2 Any of the terms or conditions of this Agreement may be waived at any time in writing by the party, which is entitled to the benefit thereof.

                                  ARTICLE VIII

                                  Miscellaneous
                                  -------------

     8.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein, referenced herein, or those provided for herein.

     8.2  To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     8.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use commercially reasonable efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     8.4 This Agreement may be amended only in writing duly executed by all parties hereto.

     8.5 Any notices,  requests,  or other communications  required or permitted hereunder shall be delivered  personally or sent by overnight  courier  service, fees prepaid, addressed as follows:

 EPI:

 To:     Environmental Protection International
         16West 46th Street 7th Floor
         New York, New York 10039
         646-366-0884

 Copy to:

 PHNT:

 To:

 Phonnet.com Inc
 212-504-5204

 Copy to:

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     IN WITNESS WHEREOF, the parties have set their hands this 13th day of March
2002

 EPI:

/s/ Kenneth McCallion
Environmental Protection International

----------------------------------------------

------------------------------------------------
Directors of EPI

PHNT:

/s/ Todd Violette
Phonnet.com Inc.